Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE
12.625% FIRST LIEN SENIOR SECURED NOTES DUE 2029
FIRST SUPPLEMENTAL INDENTURE, dated as of July 19, 2024 (this “Supplemental Indenture”), among The Hertz Corporation, a corporation duly organized and existing under the laws of the State of Delaware (together with its respective successors and assigns, the “Company”), the guarantors listed on the signature pages hereto (the “Guarantors”), and Computershare Trust Company, N.A., as trustee (the “Trustee”) and collateral agent (the “Notes Collateral Agent”) under the Indenture referred to below.
W I T N E S S E T H:
WHEREAS, the Company, the Guarantors, the Trustee and the Notes Collateral Agent have heretofore become parties to an Indenture, dated as of June 28, 2024 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 12.625% First Lien Senior Secured Notes due 2029 (the “Notes”);
WHEREAS, Section 901(a)(1) of the Indenture provides that, without the consent of any Holders of Notes, the Company, the Guarantors, the Trustee and Notes Collateral Agent may amend or supplement the Indenture, the Notes Collateral Documents or the Notes to cure any ambiguity, mistake, omission, defect or inconsistency (as determined by the Company) and Section 901(a)(11) of the Indenture provides that, without the consent of any Holders of Notes, the Company, the Guarantors, the Trustee and Notes Collateral Agent may amend or supplement the Indenture, the Notes Collateral Documents or the Notes to make any change that does not materially adversely affect the rights of any Holder of a Note under the Notes or the Indenture (as determined by the Company); and
WHEREAS, pursuant to Sections 901(a)(1), 901(a)(11) and 903 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors, the Trustee and the Notes Collateral Agent mutually covenant and agree for the benefit of the Holders of the Notes as follows:
1.Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereto,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.
2.Amendment. The definition of “Consolidated Total Corporate Indebtedness” in Section 101 of the Indenture is hereby amended and restated in its entirety to read as follows:
““Consolidated Total Corporate Indebtedness” means, as of any date of determination, an amount equal to:
(1)the aggregate principal amount of outstanding funded Indebtedness of the Company and its Restricted Subsidiaries as of such date consisting of (without duplication) Indebtedness for borrowed money (including Purchase Money Obligations and unreimbursed outstanding drawn amounts under funded letters of credit, but excluding, for the avoidance of doubt, undrawn letters of credit); the amount of outstanding Finance Lease Obligations in excess of $20.0 million; debt obligations evidenced by bonds, debentures, notes or similar instruments; Disqualified Stock; and (in the case of any

Restricted Subsidiary that is not a Subsidiary Guarantor) Preferred Stock, determined on a Consolidated basis in accordance with GAAP (excluding items eliminated in Consolidation, and for the avoidance of doubt, excluding Hedging Obligations); minus
(2)the amount of such Indebtedness consisting of Indebtedness (A) of a Special Purpose Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise Incurred in connection with, a Financing Disposition or (B) otherwise Incurred in connection with a Special Purpose Financing, in each case to the extent not Incurred to finance or refinance the acquisition of Rental Car Vehicles; provided that such Indebtedness is not recourse to the Company or any Restricted Subsidiary that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings); and minus
(3)the aggregate principal amount of outstanding Consolidated Vehicle Indebtedness as of such date.”
3.Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE NOTES COLLATERAL AGENT, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.
4.Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.
5.Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic means shall be deemed to be their original signatures for all purposes. The words “signed”, “signature” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures.
This Supplemental Indenture (or to any document delivered in connection with this Supplemental Indenture) shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned or photocopied manual signature. Each electronic signature or faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.
Headings. The Section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
THE HERTZ CORPORATION
By: /s/ Mark E. Johnson
Name: Mark E. Johnson
Title: Senior Vice President and Treasurer
GUARANTORS:

HERTZ GLOBAL HOLDINGS, INC.
By: /s/ Mark E. Johnson
Name: Mark E. Johnson
Title: Senior Vice President and Treasurer

RENTAL CAR INTERMEDIATE HOLDINGS, LLC
DOLLAR RENT A CAR, INC.
DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
DTG OPERATIONS, INC.
DTG SUPPLY, LLC
FIREFLY RENT A CAR LLC
HERTZ CAR SALES LLC
HERTZ GLOBAL SERVICES CORPORATION
HERTZ LOCAL EDITION CORP.
HERTZ LOCAL EDITION TRANSPORTING, INC.
HERTZ SYSTEM, INC.
HERTZ TECHNOLOGIES, INC.
HERTZ TRANSPORTING, INC.
RENTAL CAR GROUP COMPANY, LLC
SMARTZ VEHICLE RENTAL CORPORATION
THRIFTY CAR SALES, INC.
THRIFTY, LLC
THRIFTY RENT-A-CAR SYSTEM, LLC
TRAC ASIA PACIFIC, INC.

By: /s/ Mark E. Johnson
Name: Mark E. Johnson
Title: Vice President and Treasurer

[Signature Page to First Supplemental Indenture (1L Notes)]

GUARANTORS (CONTINUED):

HERTZ FHV #1, LLC
HERTZ FHV #2, LLC
HERTZ FHV #3, LLC
HERTZ FHV #4, LLC
HERTZ FHV #5, LLC
HERTZ FHV #6, LLC
HERTZ FHV #7, LLC
HERTZ FHV #8, LLC
HERTZ FHV #9, LLC
HERTZ FHV #10, LLC
HERTZ FHV #11, LLC
HERTZ FHV #12, LLC
HERTZ FHV #13, LLC
HERTZ FHV #14, LLC
HERTZ FHV #15, LLC
HERTZ FHV #16, LLC
HERTZ MOBILITY HOLDINGS, LLC

By: /s/ Matthew C. Potalivo
Name:    Matthew C. Potalivo
Title:     Vice President and Secretary

[Signature Page to First Supplemental Indenture (1L Notes)]

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee and Notes Collateral Agent
By: /s/ Linda Lopez
Name: Linda Lopez
Title: Vice President

[Signature Page to First Supplemental Indenture (1L Notes)]